UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

SANSWIRE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-23532	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 NE 3rd Ave., Fort Lauderdale, FL  33301
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (954) 332-3759

Copies to:
Stephen Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2009, the Board of Directors of Sanswire Corp. (the “Company”) appointed Captain David A. Christian (USA-Ret.), the Chairman of the Board of Directors, as the Chief Executive Officer of the Company.  In addition, at the Board of Directors meeting, Jonathan Leinwand resigned as a director and Chief Executive Officer of the Company and Przemyslaw Kostro resigned as a director of the Company.  As Chairman of the Board of Directors, Mr. Christian receives $5,000 per quarter in cash compensation and 250,000 shares of common stock per quarter during his tenure as a director. On April 30, 2009, the Company issued 250,000 shares in accordance with the agreement.  The Company and Mr. Christian are currently negotiating the terms of Mr. Christian’s employment agreement.   Mr. Christian does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  Except for the arrangement setting forth Mr. Christian’s employment terms and Mr. Christian’s employment agreement which is presently being negotiated, Mr. Christian has not entered into any transaction since the beginning of the Company's last fiscal year, nor is there any currently proposed transaction, in which the Company was or is to be a participant in which Mr. Christian had or will have a direct or indirect material interest

David A. Christian is one of the United States’ most decorated veterans, the recipient of seven Purple Hearts, Silver Star, Bronze Star and numerous other medals and commendations. He became the youngest National Commander of the Nation's oldest veterans organization "The Legion of Valor". He was a co-founder of the Vietnam Veterans of America with US Senator John Kerry and Bob Muller.  Mr. Christian is currently a lecturer, commentator, advisor to the US Senate, and runs a Service Disabled Veteran Owned Small Business that does work with the United States Armed Forces under contract.  From 1998 until 2006 Mr. Christian was a Senate Fellow in the United States Senate and an advisor in the areas of National Defense, Foreign Relations and Armed Services. He has also served in the Carter and Regan administration and has been active in veterans affairs.  Since 2006 Mr. Christian has served as the Chief Executive Officer of DacVal LLC, a manufacturer and re-manufacturer providing military defense support equipment for the United States armed services.  Additionally, Mr. Christian is an author, consultant to major news organizations, and a nationally recognized speaker. He is fluent in Russian and German.

A copy of the press release announcing Mr. Christian’s appointment is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release, dated August 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANSWIRE CORP.

Date: August 10, 2009	By:	/s/ David Christian
David Christian
Chief Executive Officer